Exhibit 99.1

UNDER ARMOUR REPORTS FIRST QUARTER FISCAL 2024 RESULTS;
MAINTAINS FISCAL 2024 OUTLOOK
BALTIMORE, Aug. 8, 2023 – Under Armour, Inc. (NYSE: UA, UAA) today announced unaudited financial results for its first quarter fiscal 2024 ended June 30, 2023. The company reports its financial performance following accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

“We’re pleased with how we have navigated our start to fiscal 2024,” said Under Armour President and CEO Stephanie Linnartz. “Our international and direct-to-consumer businesses, both of which realized solid growth in the quarter, continue to deliver aside a challenging consumer retail environment in North America. Based on this performance, we are maintaining our outlook for fiscal 2024.”

Linnartz continued, “As we continue executing against our Protect This House 3 strategic priorities, including our prioritization of North America, we have taken several important steps. These steps include leadership changes, amplifying storytelling to drive global brand heat, and optimizing our product engine to deliver elevated design and groundbreaking innovations that athletes covet. I am confident that we will achieve the improved growth and profitability this brand is capable of over the long run.”

First Quarter Fiscal 2024 Review
•Revenue was down 2 percent to $1.3 billion (down 1 percent currency neutral).
–Wholesale revenue decreased 6 percent to $742 million, and direct-to-consumer revenue increased 4 percent to $544 million due to a 6 percent increase in eCommerce revenue, which represented 40 percent of the total direct-to-consumer business in the quarter, and a 3 percent increase in owned and operated store revenue.
–North America revenue decreased 9 percent to $827 million, and international revenue increased 12 percent to $485 million (up 15 percent currency neutral). Within the international business, revenue increased 10 percent in EMEA (up 11 percent currency neutral), 14 percent in Asia-Pacific (up 21 percent currency neutral), and 13 percent in Latin America (up 5 percent currency neutral).
–Apparel revenue decreased 5 percent to $825 million. Footwear revenue increased 5 percent to $364 million. Accessories revenue increased 1 percent to $98 million.
•Gross margin declined 60 basis points to 46.1 percent, driven primarily by higher promotions and adverse effects from changes in foreign currency, partially offset by supply chain benefits related to lower freight expenses.
•Selling, general & administrative expenses decreased 1 percent to $587 million.
•Operating income was $21 million.
•Net Income was $9 million.
•Diluted earnings per share was $0.02.
•Inventory was up 38 percent to $1.3 billion.
•Cash and Cash Equivalents were $704 million at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Fiscal 2024 Outlook
There are no changes to the company's fiscal 2024 outlook provided on May 9, 2023:
•Revenue is expected to be flat to up slightly.
•Gross margin is expected to be up 25 to 75 basis points compared to the prior year’s rate of 44.9 percent, driven by supply chain tailwinds related to lower freight costs, partially offset by mix impacts related to higher off-price revenue and higher promotions expected in the company’s direct-to-consumer business.
•Selling, general & administrative expenses are expected to be flat to up slightly.
•Operating income is expected to reach $310 million to $330 million.
•Effective tax rate is expected to be in the low twenties percentage range.
•Diluted earnings per share is expected to be between $0.47 and $0.51.
•Capital expenditures are expected to be between $250 million and $270 million.

Conference Call and Webcast
Under Armour will hold its first quarter fiscal 2024 conference call today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release refers to “currency neutral” results for the company’s 2024 fiscal year ending March 31, 2024. Management believes this information is helpful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, expectations regarding promotional activities, freight, product cost pressures, and foreign currency impacts, the impact of global economic conditions and inflation on our results of operations, the development and introduction of new products, the implementation of our marketing and branding strategies, the future benefits and opportunities from significant investments, and the impact of litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions, including inflation, that could affect overall consumer spending or our industry; the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; failure of our suppliers, manufacturers or logistics providers to produce or deliver our products in a timely or cost-effective manner; labor or other disruptions at ports or our suppliers or manufacturers; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and costs related to our supply chain (including labor); changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to effectively market and maintain a positive brand image; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflict; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively meet the expectations of our stakeholders with respect to environmental, social and governance practices; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively drive operational efficiency in our business and realize expected benefits from restructuring plans; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the statement’s date or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega
SVP, Investor Relations & Corporate Development
(410) 246-6810

Under Armour, Inc.
For the Three Months Ended June 30, 2023, and 2022
(Unaudited; in thousands, except per share amounts)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended June 30,
in '000s	2023	% of Net Revenues	2022	% of Net Revenues
Net revenues	$1,317,012	100.0%	$1,349,057	100.0%
Cost of goods sold	709,276	53.9%	718,860	53.3%
Gross profit	607,736	46.1%	630,197	46.7%
Selling, general and administrative expenses	586,806	44.6%	595,714	44.2%
Income (loss) from operations	20,930	1.6%	34,483	2.6%
Interest income (expense), net	(1,626)	(0.1)%	(6,005)	(0.4)%
Other income (expense), net	(6,385)	(0.5)%	(14,241)	(1.1)%
Income (loss) before income taxes	12,919	1.0%	14,237	1.1%
Income tax expense (benefit)	3,971	0.3%	5,657	0.4%
Income (loss) from equity method investments	(399)	—%	(898)	(0.1)%
Net income (loss)	$8,549	0.6%	$7,682	0.6%

Basic net income (loss) per share of Class A, B and C common stock	$0.02		$0.02
Diluted net income (loss) per share of Class A, B and C common stock	$0.02		$0.02
Weighted average common shares outstanding Class A, B and C common stock
Basic	444,872		458,415
Diluted	454,506		468,167

Under Armour, Inc.
For the Three Months Ended June 30, 2023, and 2022
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended June 30,
in '000s	2023	2022	% Change
Apparel	$824,660	$868,428	(5.0)%
Footwear	363,670	347,251	4.7%
Accessories	97,862	96,831	1.1%
Net Sales	1,286,192	1,312,510	(2.0)%
Licensing revenues	25,072	28,135	(10.9)%
Corporate Other (1)	5,748	8,412	(31.7)%
Total net revenues	$1,317,012	$1,349,057	(2.4)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended June 30,
in '000s	2023	2022	% Change
Wholesale	$741,958	$791,686	(6.3)%
Direct-to-consumer	544,234	520,824	4.5%
Net Sales	1,286,192	1,312,510	(2.0)%
License revenues	25,072	28,135	(10.9)%
Corporate Other (1)	5,748	8,412	(31.7)%
Total net revenues	$1,317,012	$1,349,057	(2.4)%

NET REVENUES BY SEGMENT

	Three Months Ended June 30,
in '000s	2023	2022	% Change
North America	$826,652	$909,356	(9.1)%
EMEA	226,641	205,181	10.5%
Asia-Pacific	202,232	176,665	14.5%
Latin America	55,739	49,443	12.7%
Corporate Other (1)	5,748	8,412	(31.7)%
Total net revenues	$1,317,012	$1,349,057	(2.4)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities.

Under Armour, Inc.

For the Three Months Ended June 30, 2023, and 2022
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended June 30,
in '000s	2023	% of Net Revenues (2)	2022	% of Net Revenues (2)
North America	$158,051	19.1%	$189,924	20.9%
EMEA	30,949	13.7%	18,181	8.9%
Asia-Pacific	15,398	7.6%	19,945	11.3%
Latin America	5,777	10.4%	6,234	12.6%
Corporate Other (1)	(189,245)	NM	(199,801)	NM
Income (loss) from operations	$20,930	1.6%	$34,483	2.6%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities. Corporate Other also includes expenses related to the Company's central supporting functions.
(2) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of June 30, 2023, and March 31, 2023
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	June 30, 2023	March 31, 2023
Assets
Current assets
Cash and cash equivalents	$703,591	$711,910
Accounts receivable, net	695,455	759,860
Inventories	1,320,468	1,190,253
Prepaid expenses and other current assets, net	264,704	297,563
Total current assets	2,984,218	2,959,586
Property and equipment, net	679,114	672,736
Operating lease right-of-use assets	464,793	489,306
Goodwill	479,568	481,992
Intangible assets, net	8,616	8,940
Deferred income taxes	194,910	186,167
Other long-term assets	55,941	58,356
Total assets	$4,867,160	$4,857,083
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$80,919	$—
Accounts payable	714,189	649,116
Accrued expenses	333,638	354,643
Customer refund liabilities	136,017	160,533
Operating lease liabilities	139,878	140,990
Other current liabilities	59,565	51,609
Total current liabilities	1,464,206	1,356,891
Long-term debt, net of current maturities	594,107	674,478
Operating lease liabilities, non-current	677,121	705,713
Other long-term liabilities	126,316	121,598
Total liabilities	2,861,750	2,858,680
Total stockholders’ equity	2,005,410	1,998,403
Total liabilities and stockholders’ equity	$4,867,160	$4,857,083

Under Armour, Inc.
For the Three Months Ended June 30, 2023 and 2022
(Unaudited; in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,
in '000s	2023	2022
Cash flows from operating activities
Net income (loss)	$8,549	$7,682
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	36,169	34,321
Unrealized foreign currency exchange rate (gain) loss	8,230	7,856
Loss on disposal of property and equipment	405	322
Amortization of bond premium and debt issuance costs	548	548
Stock-based compensation	11,777	11,375
Deferred income taxes	(8,756)	(1,125)
Changes in reserves and allowances	12,005	194
Changes in operating assets and liabilities:
Accounts receivable	63,059	8,586
Inventories	(140,213)	(134,210)
Prepaid expenses and other assets	(7,206)	(8,113)
Other non-current assets	30,155	19,796
Accounts payable	46,854	96,319
Accrued expenses and other liabilities	(47,939)	43,524
Customer refund liabilities	(24,472)	(2,528)
Income taxes payable and receivable	11,866	2,949
Net cash provided by (used in) operating activities	1,031	87,496
Cash flows from investing activities
Purchases of property and equipment	(39,591)	(35,747)
Earn-out from the sale of the MyFitnessPal platform	45,000	35,000
Net cash provided by (used in) investing activities	5,409	(747)
Cash flows from financing activities
Common shares repurchased	—	(25,000)
Employee taxes paid for shares withheld for income taxes	(2,104)	(352)
Proceeds from exercise of stock options and other stock issuances	870	993
Net cash provided by (used in) financing activities	(1,234)	(24,359)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12,087)	(21,454)
Net increase in (decrease in) cash, cash equivalents and restricted cash	(6,881)	40,936
Cash, cash equivalents and restricted cash
Beginning of period	727,726	1,022,126
End of period	$720,845	$1,063,062

Under Armour, Inc.
For the Three Months Ended June 30, 2023
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three months ended June 30, 2023
Total Net Revenue
Net revenue growth - GAAP	(2.4)%
Foreign exchange impact	1.1%
Currency neutral net revenue growth - Non-GAAP	(1.3)%

North America
Net revenue growth - GAAP	(9.1)%
Foreign exchange impact	0.7%
Currency neutral net revenue growth - Non-GAAP	(8.4)%

EMEA
Net revenue growth - GAAP	10.5%
Foreign exchange impact	0.6%
Currency neutral net revenue growth - Non-GAAP	11.1%

Asia-Pacific
Net revenue growth - GAAP	14.5%
Foreign exchange impact	6.4%
Currency neutral net revenue growth - Non-GAAP	20.9%

Latin America
Net revenue growth - GAAP	12.7%
Foreign exchange impact	(7.5)%
Currency neutral net revenue growth - Non-GAAP	5.2%

Total International
Net revenue growth - GAAP	12.4%
Foreign exchange impact	2.1%
Currency neutral net revenue growth - Non-GAAP	14.5%

Under Armour, Inc.
As of June 30, 2023, and 2022
COMPANY-OWNED & OPERATED DOOR COUNT

	June 30,
	2023	2022
Factory House	177	179
Brand House	19	18
North America total doors	196	197

Factory House	168	156
Brand House	79	87
International total doors	247	243

Factory House	345	335
Brand House	98	105
Total doors	443	440